Exhibit 99.2

Digital Music Group, Inc. Announces Appointment of New CFO

SACRAMENTO, California – March 20, 2006 / PR Newswire / – Digital Music Group, Inc. (Nasdaq: DMGI) announced today that Karen Davis has been appointed Chief Financial Officer and Corporate Secretary of the company effective April 1, 2006, bringing over 25 years of financial, accounting, operating and capital market experience to her new post.

“We are delighted to welcome Karen to the senior management team at DMGI,” commented Mitchell Koulouris, President and Chief Executive Officer of DMGI. “Karen will bring steady, experienced leadership to our finance, accounting, information technology and investor relations functions. Her extensive experience with public companies and the capital markets will solidify and strengthen our management team.”

For the past two years, Ms. Davis was the Chief Financial Officer of TASQ Technology, Inc., an outsource provider of point of sale equipment and services, and a wholly-owned subsidiary of First Data Corporation (NYSE: FDC). From 2001 to 2004, Ms. Davis was the Director of Financial Reporting and Investor Relations of Premcor Inc. (NYSE: PCO), an independent oil refiner acquired by Valero Energy Corporation (NYSE: VLO) in September 2005. Prior to this most recent experience, Ms. Davis served in Chief Financial Officer capacities at two public companies, following ten years in accounting and auditing at Price Waterhouse LLP (now PricewaterhouseCoopers LLP). Ms. Davis has a BS degree in Business Administration from California State University at Chico and is a Certified Public Accountant.

DMGI’s current Chief Financial Officer, Clifford Haigler, will continue in this role until March 31, 2006, and will consult with the company thereafter in order to facilitate an orderly transition of responsibilities. Mr. Haigler is one of the company’s founding shareholders. He agreed in August 2005 to serve as Chief Financial Officer in an interim capacity pending the hiring of a permanent Chief Financial Officer following the company’s initial public offering. During his tenure with DMGI, Mr. Haigler was instrumental in the company’s acquisitions of Digital Musicworks International, Inc. and certain assets of Rio Bravo Entertainment LLC, doing business as Psychobaby, and its concurrent initial public offering on Nasdaq in February 2006. Mitch Koulouris commented, “We thank Cliff Haigler for his dedication, persistence and hard work in seeing the company through to its public offering and agreeing to serve as CFO on an interim basis until a permanent CFO could be identified.”

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning of federal securities law. Such forward-looking statements include, but are not limited to, statements regarding our new Chief Financial Officer’s experience and capabilities and the strength of our management team. You should not place undue reliance on these forward-looking statements, which are based on our current views and assumptions. Actual results could differ materially from those anticipated in such forward-looking statements as a result of many reasons, including risks, uncertainties and factors which include, but are not limited to: revenue and earnings expectations which are difficult to predict because of our limited operating history; our ability to successfully integrate acquisitions, including Digital Musicworks International and Rio Bravo Entertainment; our ability to successfully identify, acquire and digitize additional catalogs of sound recordings; competitive and economic conditions in our industry; acceptance and adoption of the digital format by consumers and potential changes in consumers’ tastes and preferences in music; our limited ability to influence the pricing models of online music stores; our dependence on Apple iTunes Music Store for the majority of our revenue; we may not have proper legal title to the digital rights associated with music recordings we purchase or license, or others may claim to have such rights; potentially long delays in receiving the master recordings that we acquire rights to; our ability to renew multi-year agreements for digital rights to music recordings as they expire; music piracy; differing interpretations of and potential ambiguities in U.S. copyright laws; our reliance on certain key personnel; availability, terms and use of capital to continue to grow our business; and maintaining adequate internal operating and financial controls over our business and financial reporting. Many of the factors listed above are beyond our control. Please refer to periodic reports filed with the SEC for more information on these and other “risk factors” associated with our business. Our forward-looking statements represent estimates and assumptions only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this release.

About Digital Music Group, Inc.

Founded in 2005, Digital Music Group, Inc. (Nasdaq: DMGI) is focused on helping consumers worldwide to experience more music, in more ways. We acquire the digital rights to music recordings and process these recordings into digital format for distribution to online music stores like Apple iTunes Music Store, MSN Music, RealNetworks, Napster, Wal-Mart Music and Yahoo! Music, where they are available for purchase by consumers via downloading.

Digital Music Group is a trademark of Digital Music Group, Inc. Other names mentioned herein are the property of their respective owners.

Investor Relations Contact

Digital Music Group, Inc.: Mitchell Koulouris, Chief Executive Officer, Telephone: (916) 239-6010 x2501.

Press Contact

Digital Music Group, Inc.: Anders Brown, Chief Operating Officer, Telephone: (916) 239-6010 x2504.